Exhibit 5

                                       September 26, 2002





McLeodUSA Incorporated
6400 C Street SW, P.O. Box 3177
Cedar Rapids, Iowa 52406-3177

               RE:   McLeodUSA Incorporated Form S-8 Registration Statement

Ladies and Gentlemen:

         We have acted as special counsel to McLeodUSA Incorporated, a Delaware corporation (the "Company"), in connection with the registration of 65,173,797 shares (the "Shares") of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the McLeodUSA Incorporated 2002 Omnibus Equity Plan (the "Plan").

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8 (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on September 26, 2002 under the Act; (ii) a specimen certificate representing the Common Stock; (iii) the Second Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the Second Amended and Restated Bylaws of the Company, as presently in effect; (v) the Plan; and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters under the Plan. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth below, we have assumed that the certificates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

         We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plan is consistent with the Plan and has been duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to the Plan will be in an amount at least equal to the par value of such Shares.

         Members of our firm are admitted to the bar in the State of Illinois, and we do not express any opinion with respect to the law of any jurisdiction other than the Delaware General Corporation Law.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued and, subject to any restrictions imposed by the Plan, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


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                                      Very truly yours,


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                                      /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)
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